Exhibit 3





                                    AGREEMENT




                   This Agreement, made as of this 16th day of December, 1994, shall confirm that Loews Corporation ("Loews"), CNA Financial Corporation ("CNA") and Continental Casualty Company ("CCC") hereby agree that CNA shall file a Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, as permitted by and in accordance with Rule 13d-1(f) under the Exchange Act, on behalf of Loews, CNA and CCC with respect to shares of common stock, par value $1.00 per share, of The Continental Corporation.

                   Each of Loews, CNA and CCC hereby represents and warrants to each other that such person is individually eli-gible to use Schedule 13D and agrees and understands that each person on whose behalf a Schedule 13D is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the infor-mation concerning such person contained therein and that this agreement shall be filed as an exhibit to such Schedule 13D.

                   Each of Loews, CNA and CCC hereby agrees to cooperate with one another and shall provide CNA with all information required to effect such filing, agrees to apprise one another should any information come to such person's attention or any change in circumstances occur such that an amendment to such
         Schedule 13D would be required under the Exchange Act and the rules and regulation promulgated thereunder and represents and warrants that all such information provided will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.









                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                       LOEWS CORPORATION



                                       By: /s/ Barry Hirsch
                                       Name: Barry Hirsch
                                       Title: Senior Vice President,
                                              Secretary and General
                                              Counsel


                                       CNA FINANCIAL CORPORATION



                                       By: /s/ Donald M. Lowry
                                       Name: Donald M. Lowry
                                       Title: Senior Vice President,
                                              Secretary and General
                                              Counsel


                                       CONTINENTAL CASUALTY COMPANY



                                       By: /s/ Donald M. Lowry
                                       Name: Donald M. Lowry
                                       Title: Senior Vice President,
                                              Secretary and General
                                              Counsel














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